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                                                                  Exhibit (a)(5)

                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                             ADFLEX SOLUTIONS, INC.

                                       AT

                              $3.80 NET PER SHARE

                                       BY

                           INNOVEX ACQUISITION CORP.,

                          A WHOLLY OWNED SUBSIDIARY OF

                                 INNOVEX, INC.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON TUESDAY, AUGUST 3, 1999, UNLESS THE OFFER IS EXTENDED.

                                                                    July 7, 1999

To Our Clients:

    Enclosed for your consideration are an Offer to Purchase dated July 7, 1999 (the "Offer to Purchase") and a related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by Innovex Acquisition Corp., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Innovex, Inc., a Minnesota corporation ("Parent"), to purchase all outstanding shares of common stock, par value $.01 per share (the "Common Stock"), including the associated rights (the "Rights," and together with the Common Stock the "Shares"), of ADFlex Solutions, Inc., a Delaware corporation (the "Company"), at a price of $3.80 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase. Also enclosed is the letter to stockholders of the Company from Neil Dial, President and Chief Operating Officer of the Company, together with the Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by the Company.

    We are (or our nominee is) the holder of record of Shares held by us for your account. A TENDER FOR SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish us to tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

    Your attention is invited to the following:

        1.  The tender price is $3.80 per Share, net to the seller in cash.

        2. The Offer is being made for all outstanding Shares of ADFlex Solutions, Inc.

        3. The Board of Directors of the Company unanimously has determined that the Merger Agreement, the Offer and the Merger are fair to and in the best interests of the Company and its stockholders, has approved the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, and recommends that the stockholders of the Company accept the Offer.
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        4.  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW
    YORK CITY TIME, ON TUESDAY, AUGUST 3, 1999, UNLESS THE OFFER IS EXTENDED.

        5. THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (I) THERE BEING VALIDLY TENDERED BY THE EXPIRATION DATE AND NOT WITHDRAWN THAT NUMBER OF SHARES OF THE COMPANY THAT CONSTITUTES A MAJORITY OF THE TOTAL OF THE THEN OUTSTANDING SHARES (INCLUDING FOR PURPOSES OF THIS CALCULATION ALL SHARES ISSUABLE UPON EXERCISE OF ALL VESTED OPTIONS AND ALL OPTIONS THAT WILL VEST ON OR BEFORE DECEMBER 31, 1999 AND CONVERSION OF CONVERTIBLE SECURITIES OR OTHER RIGHTS TO PURCHASE OR ACQUIRE SHARES (THE "MINIMUM CONDITION")), (II) THE SATISFACTION OR WAIVER OF CERTAIN CONDITIONS TO THE OBLIGATIONS OF PURCHASER AND THE COMPANY TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING RECEIPT BY PURCHASER AND THE COMPANY OF CERTAIN GOVERNMENTAL AND REGULATORY APPROVALS, AND (III) CERTAIN TERMS AND CONDITIONS SET FORTH IN SECTION 15 OF THE OFFER TO PURCHASE.

        6. Stockholders who tender Shares will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. Purchaser will also pay all charges and expenses of EquiServe, L.P. (the "Depositary") and MacKenzie Partners, Inc. (the "Information Agent").

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, signing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

    The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal, and is being made to all holders of Shares except the Company. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                                       2
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          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                             ADFLEX SOLUTIONS, INC.

                                       AT

                              $3.80 NET PER SHARE

                                       BY

                           INNOVEX ACQUISITION CORP.,

                          A WHOLLY OWNED SUBSIDIARY OF

                                 INNOVEX, INC.

    The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated July 7, 1999, of Innovex Acquisition Corp., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Innovex, Inc., and the related Letter of Transmittal, relating to shares of common stock, par value $0.01 per share (the "Common Stock"), including the associated rights (the "Rights," and together with the Common Stock the "Shares"), of ADFlex Solutions, Inc., a Delaware corporation.

    This will instruct you to tender to Purchaser the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal.

NUMBER OF SHARES TO BE TENDERED:               SIGN HERE
------------------------ SHARES                --------------------------------------------
                                               --------------------------------------------
                                               Signature(s)
                                               --------------------------------------------

Account Number: ---------------------------    --------------------------------------------
Dated: -------------------------------, 1999   Please print name(s) and address(es) here
                                               --------------------------------------------
                                               Tax Identification or Social Security
                                               Number

------------------------

* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

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